EMPLOYMENT AND NON-COMPETE AGREEMENT

        THIS EMPLOYMENT AND NON-COMPETE AGREEMENT (the "Agreement") is entered into this 10th day of November, 1997, by and between RICHARD W. BLACKBURN ("Employee") and DUKE ENERGY CORPORATION ("Duke"), a North Carolina corporation with its principal executive offices in Charlotte, North Carolina.

                              Background Statement

        Duke desires to employ Employee to serve as its Executive Vice President and General Counsel, and Employee desires to accept that position with Duke. This Agreement sets forth the terms and conditions of Employee's employment by Duke and represents the entire agreement of the parties with respect to that subject.

                               Terms of Agreement

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Employment. Duke hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth herein.

         2. Position and Duties.

             (a) Duties. Employee is employed by Duke as Executive Vice President and General Counsel of Duke. As Executive Vice President and General Counsel, Employee shall perform such duties as the bylaws of Duke, the Board of Directors and the Chief Executive Officer may prescribe. Employee shall report directly to the Office of the Chairman at Duke and shall serve on Duke's Policy Committee.

             (b) Engaging in Other Employment. While employed by Duke, Employee shall devote full time and attention to Duke and shall not be employed by any other person or entity. With the consent of the Chief Executive Officer, Employee may accept paid board or trustee positions for other entities and may accept fees for public speaking and published writings. Employee may reasonably participate as a member in community, civic, or similar organizations and may pursue personal investments that do not interfere with the normal business activities of Duke.

             (c) Loyal and Conscientious Performance. Employee shall act at all times in compliance with the policies, rules and decisions adopted from time-to-time by the Board of Directors of Duke and perform all the duties and obligations required of him by this Agreement in a loyal and conscientious manner.

             (d) Location. Employee's office shall be located in Charlotte, North Carolina

        3. Term of Employment. The term of the employment pursuant to this Agreement shall commence on November 10, 1997, and end on December 31, 1998 unless terminated earlier pursuant to the provisions of this Agreement. After the expiration of the term of employment set forth in this Section 3, Employee shall be an employee-at-will whose employment can be terminated at any time for any reason by Duke or Employee.

        4. Base Compensation. Employee's base annual salary is $360,000. This base compensation will be payable in equal monthly installments, subject to applicable state and federal income tax and social security tax withholding requirements.

        5. Bonus. Employee shall be eligible to participate in the annual bonus program for members of Duke's Policy Committee as established by the Compensation Committee of Duke's Board of Directors. If the goals established in the bonus program are met, the Employee's target bonus is 60% of base annual salary, the minimum bonus is 30% of base annual salary and the maximum bonus is 90% of base annual salary. If minimum goals are not met, there will be no bonus.

        6. Grant of Stock Options and Restricted Stock. Duke shall grant to Employee an option to purchase 150,000 shares of Duke common stock pursuant to Duke's Stock Incentive Plan. This grant will be made during 1998 at the same time that options are granted to other members of Duke's Policy Committee. The exercise price of the options will be the fair market value of the shares on the date of grant. The normal expiration date of the options will be the tenth anniversary of the date of grant. To the extent permitted by the terms of the plan under which such options are granted, the options will expire one year after termination of Employment (but will expire earlier if the termination is a result of voluntary resignation).

        In order to permit this grant of stock options, the shareholders of Duke must approve an amendment to the Stock Incentive Plan to increase the number of shares for which options may be granted and to increase the annual limit on the number of options granted to any individual. The Board of Directors will use its best efforts to have such amendment approved at the 1998 annual meeting.

        Duke shall grant to Employee 9,000 shares of Restricted Stock in three equal grants of 3,000 shares in January 1998, January 1999 and January 2000, on such terms and conditions as set forth in Duke's Stock Incentive Plan. Shares of restricted stock shall accrue dividends from the date of grant forward. With respect to each grant of 3,000 shares of Restricted Stock, 1,000 of such shares shall vest on the three successive anniversary dates from the date of original award of that 3,000-share grant.

        In the event Employee's employment is terminated for any reason, either by Duke or Employee, all unvested stock options or Restricted Stock shall be forfeited.

        7. Fringe Benefits. Employee shall participate in all benefit plans that are available to members of Duke's Policy Committee. A statement of current benefits available to members of the Policy Committee is attached hereto as Schedule A. The availability and terms of such fringe benefits are set by the Compensation Committee of the Board of Directors and change from time-to-time. There is no assurance that the benefits set forth on Schedule A will not be changed or eliminated for members of the Policy Committee. For purposes of determining Employee's vacation benefits, Employee shall be credited 15 years of service (which will entitle Employee to four weeks vacation beginning January 1, 1998).

8.      Noncompetition by Employee.

             (a) Employee agrees that during his employment by Duke and for a period of one year after his voluntary resignation of employment or six months after an involuntary termination of Employee's employment, without Duke's prior written consent, he will not, directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, (A) become engaged or involved in any business (other than as a less than 5% equity owner of any corporation traded on any national, international or regional stock exchange or in the over-the-counter market), that competes with Duke or any person or entity that controls, is controlled by or is under common control with Duke (collectively, the "Company Affiliates") in the business of production, transmission, distribution or retail or wholesale marketing or selling of electricity, gathering, processing or transmission of natural gas, resale or arranging for the purchase for resale, brokering, marketing or trading of natural gas, electricity or derivatives thereof, energy management and energy solution provision, or natural or international energy development; or
         (B) induce or attempt to induce any customer, supplier or employee of Duke or any Company Affiliate to reduce, terminate, restrict or otherwise alter its business relationship with Duke or any Company Affiliate. If any provision or part of this Section 8 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision or both, or to delete specific words or phrases herefrom ("blue-penciling"), and in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced. If Employee violates any of the restrictive covenants set forth in this Section 8, then the time limitation otherwise applicable shall be extended for a period of time equal to the period of time during which such breach or breaches occurred. The parties intend the above restrictions on competition to be completely severable and independent, and any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any one or more of the other restrictions. Notwithstanding the above, this restrictive covenant is not intended to restrict the ability of Employee to practice as an attorney in private practice or to render legal advice to any client or to restrict him from competing with any Duke subsidiary or affiliate with which he had no connection or involvement during his employment by Duke.

             (b) The provision of Section 8(a) shall be limited in scope and effective only within the following geographical areas:

                  (i) Any country in the World where Duke has $25 million in capital deployed as of the date of termination;

                  (ii) The Continent of North America;

                  (iii) The United States of America;

                  (iv) The states of the United States located east of the
                       Mississippi River;

                  (v) The states of North Carolina, South Carolina, Virginia Georgia and Tennessee; and

                  (vi) North Carolina and South Carolina.

        The parties intend the above geographical areas to be completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one area shall not render this Agreement unenforceable as applied to any one or more of the other areas.

             (c) Employee acknowledges that Duke may have no adequate means to protect its rights under this Section 8 other than by securing an injunction (a court order prohibiting Employee from violating this Agreement). Employee agrees that Duke may enforce this Agreement by obtaining a preliminary and permanent injunction and any other appropriate equitable relief in any court of competent jurisdiction. Employee acknowledges that the recovery of damages will not be an adequate means to redress a breach of this Agreement, but nothing in this Section

         8 shall prohibit Duke from pursuing any remedies in addition to injunctive relief, including recovery of damages.

             (d) Employee acknowledges and agrees that Duke would not agree to hire Employee without the covenants made by Employee in this Section 8, and that the compensation and benefits provided in this Agreement constitute adequate and aufficient consideration for the covenants made by Employee in this Section 8 and in the remainder of this Agreement.

             (e) Employee's obligations under this Section 8 shall survive any termination of his employment.

        9. Confidentiality. Employee shall not, at any time, use (other than in the ordinary course of fulfilling his duties as an employee of Duke), divulge or otherwise disclose, directly or indirectly, any confidential and proprietary information (including without limitation any customer or prospect list, supplier list, acquisition or merger targets, business plans or strategies, data, records or financial information which is not generally known to the public) concerning the business, policies or operations of Duke or its Company Affiliates which Employee may have learned on or prior to the date hereof or during the term of Employee's employment by Duke (as an employee, consultant, shareholder, officer, controlling person, agent or otherwise). Employee's obligations under this Section 9 shall survive any termination of his employment.

1O. Termination.

             (a) Notwithstanding anything to the contrary contained herein, Employee may terminate his employment at any time by resigning, and Employee's employment may be terminated by Duke prior to the end of the term specified in Section 3 as follows:

                       (i) due to the death of Employee;

                       (ii) due to the disability which prevents Employee from
                  performing the essential functions of his full duties for a period of 90 consecutive days at anytime during the term of this Agreement;

                       (iii) continued gross neglect, malfeasance or gross
                  insubordination, after reasonable notice, for a reason not beyond Employee's control, in performing duties assigned to Employee with this Agreement; (B) a final conviction for a felony involving moral turpitude; (C) an egregious act of dishonesty (including without limitation theft or embezzlement) in connection with employment, or a malicious action by Employee toward Duke's customers or employees; (E) a willful material violation of the provision of Section 8 or 9 hereof; or (F) material failure to carry out reasonably assigned duties or instructions consistent with the title of General Counsel and Executive Vice President (provided that material failure to carry out reasonably assigned duties shall be deemed to constitute cause only after a finding by Duke's Chief Executive Officer of material failure on the part of Employee and the failure to remedy such performance to the Chief Executive Officer's satisfaction within 30 days after delivery of written notice to Employee of such finding); or

                       (iv) for any reason other than death, disability or for
                  cause.

        (b) In the event of Employee's resignation or early termination pursuant to subsection (a)(i), (ii) or (iii) above, Employee shall be entitled only to his base salary earned through the date of termination. Employee's rights to any bonus and unvested stock options or unvested restricted stock shall be forfeited, but the termination shall not affect any rights of Employee that have become vested under any employee benefit plan or arrangement. In the event that Duke terminates Employee pursuant to subsection (a)(iv) above, prior to the end of the term specified in Section 3 hereof, the balance of the annual base compensation and target bonus (as established pursuant to the bonus program hereto in Section 5 above) shall be paid to Employee at the time it would otherwise be due and payable under the terms of this Agreement.

        (c) After the end of the term specified in Section 3 hereof, Employee shall be an employee-at-will whose employment can be terminated at any time for any reason by Duke or Employee. If Duke decides to terminate Employee, Duke will cooperate with Employee in determining when and how to announce such termination and will delay any announcement for up to six months from the termination date if Employee so requests. Upon termination, Employee shall be eligible to receive severance benefits in accordance with the Severance Plan for executive employees in effect as of the date of termination. In addition, Duke will provide Employee with out placement services for six months after termination and will provide a suitable furnished office for Employee at Duke to use for finding new employment for a period of up to six months. Employee shall not receive any compensation for any period of time post-termination, even though Employee may maintain an office at Duke, except for the severance benefits provided by the Severance Plan for executive employees.

        (d) Upon Duke's termination of Employee's employment (except due to death, disability or cause) during the term of this Agreement, Duke shall pay Employee all reasonable relocation costs to move to any geographical location within 1,000 miles of Charlotte, North Carolina and receive the same relocation benefits that he was given upon his move to North Carolina.

        11. Notice. Any notice to be given hereunder by either party to the other may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

If to Duke or any other
Company Affiliate:                 Mr. Richard Priory
                                   Chairman and CEO
                                   Duke Energy Corporation
                                   Post Office Box 1007
                                   Charlotte, North Carolina 28201 - 1007

cc:                                Mr. Christopher C. Rolfe
                                   Vice President, Corporate Human Resources
                                   Duke Energy Corporation
                                   Post Office Box 1244, PB403-A
                                   Charlotte, North Carolina 28201-1244

If to Employee:                    Mr. Richard W. Blackburn
                                   General Counsel and Executive Vice President
                                   Post Office Box 1244 - PB05E
                                   Charlotte, North Carolina 28201-1244


        12. Waiver of Breach. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

        13. Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

        14. Entire Agreement. Except as otherwise provided herein, this Agreement covers the entire understanding of the parties as to the employment of Employee, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

        15. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of North Carolina, without reference to conflicts of law principles thereof.

        16. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within Mecklenburg County, North Carolina or any federal court located within the Western District of the State of North Carolina for any proceeding instituted hereunder or arising out of or in connection with this Agreement.

        17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Agreement nor any rights hereunder shall be assignable by Employee.

        18. Temporary Housing and Relocation. Employee will relocate from New Canaan, Connecticut to the Charlotte area. Duke will pay relocation costs under its standard relocation plan referenced in Schedule A. Duke will provide Employee with a furnished apartment for up to nine months, and reimburse Employee for airfare and ground transportation related to weekend trips back to Connecticut. Duke also will reimburse Employee for the reasonable cost associated with house-hunting trips for his spouse.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   DUKE ENERGY

                                   By: /s/ Richard B. Priory
                                       -------------------------------------
                                   Title: Chief Executive Officer
                                          ----------------------------------

                                   EMPLOYEE



                                   /s/ Richard W. Blackburn
                                   ------------------------------------(SEAL)

                                   SCHEDULE A
                                   ----------

The General Counsel will participate in Executive Cash Balance plan, effective 1-1-98.

o One account to provide a make-whole plan to compensate for IRS limits on the qualified cash balance plan.

o A second account will provide an additional retirement benefit of 2% of pay (base and bonus) each month.

o     Interest on both accounts tied to 30-year treasury bonds.

The General Counsel will participate in Executive Savings Plan, effective
1-1-98.

o One account will provide a make-whole plan to compensate for IRS limits on the qualified 401-K Plan.

o A second account will be for voluntary deferrals up to 25% of base pay and up to 100% of cash incentives.

o     Investment options consistent with the qualified 401-K Plan.

The General Counsel will participate in the financial planning benefit which provides for $6,000/year or $18,000 over a 3-year period for financial planning services.

The General Counsel will receive a membership in a country club.

The General Counsel will receive a membership in a dining club.

The General Counsel will receive a parking place in downtown Charlotte.

The General Counsel will receive standard relocation benefits.

The company will pay ABA dues, North Carolina State Bar dues, and other professional dues for the General Counsel.

                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

        This Restricted Stock Award Agreement (the "Agreement") has been made as of January 2, 1998, (the "Date of Award") by DUKE ENERGY CORPORATION with its principal offices in Charlotte, North Carolina (the "Company"), to RICHARD W. BLACKBURN, who resides at 6810 Phillips Place Court, Charlotte, North Carolina 28210 (the "Grantee").

                                    RECITALS

        Under the Duke Energy Corporation Stock Incentive Plan (the "Plan"), the Company's Compensation Committee of the Board of Directors (the "Committee") has determined the form of this Agreement and selected the Grantee, a Key Employee, to receive this Restricted Stock Award and the shares of Duke Energy Corporation Common Stock, without par value ("Common Stock") that are subject hereto. The applicable terms of the Plan are incorporated in this Agreement by reference, including the definitions of terms contained in the Plan.

                             RESTRICTED STOCK AWARD

        In accordance with the terms of the Plan, the Company has made this Restricted Stock Award effective as of January 2, 1998, and concurrently has issued or transferred to the Grantee shares of Common Stock upon the following terms and conditions:

        Section 1. Number of Shares. The number of shares of Common Stock issued or transferred under this Restricted Stock Award is three thousand (3,000).

        Section 2. Rights of the Grantee as Shareholder. The Grantee, as the owner of record of the shares of Common Stock issued or transferred pursuant to this Restricted Stock Award, is entitled to all the rights of a shareholder of the Company, including the right to vote, the right to receive cash or stock dividends, and the right to receive shares in any recapitalization of the Company, subject, however, to the restrictions stated in this Agreement and to the restrictions referred to in the legend, if any, that appears on the back of each certificate representing shares of Common Stock issued under this Restricted Stock Award. If the Grantee receives any additional shares by reason of being the holder of the shares of Common Stock issued or transferred under this Restricted Stock Award or of the additional shares previously distributed to the Grantee, all the additional shares shall be subject to the provisions of this Agreement.

        Section 3. Period of Restriction. The Period of Restriction under this Restricted Stock Award shall commence on the Date of Award and expire upon the earliest of (i) the date of death of the Grantee, (ii) the date of Disability of the Grantee as defined in Section 2.10 of the Plan, (iii) the occurrence of a Change of Control of the Company, as set forth in Section 2.5 of the Plan, or
(iv) the vesting of shares of Common Stock issued under this Restricted Stock Award in equal installments of one thousand (1,000) shares each, in accordance with the following vesting schedule:

          Vesting Date
{Expiration of Period of Restriction)         Shares Released from Restrictions
-------------------------------------         ---------------------------------
        January 4, 1999                                   1,000 shares
        January 3, 2000                                   1,000 shares
        January 2, 2001                                   1,000 shares





         Section 4. Conditions During Period of Restriction. During the Period of Restriction the following conditions must continue to be satisfied:

a. the employment of the Grantee with the Company must not terminate for any reason, except as provided in Section 3 above;

b. the Grantee must not, voluntarily or involuntarily, sell, assign, transfer, pledge, or otherwise dispose of the nonvested shares of Common Stock issued or transferred pursuant to this Restricted Stock Award; and

c. the Grantee must not exercise any dissenter's rights with respect to the shares of Common Stock issued or transferred pursuant to this Restricted Stock Award that are otherwise available under any provisions of the North Carolina Business Corporation Act.

        Section 5. Consequences of Failure to Satisfy Conditions. The following shall be the consequences of Grantee's failure to satisfy the conditions in
Section 4 during the Period of Restriction:


a. If the condition of Section 4.a is not satisfied, either by act of the Grantee or otherwise, (i) the Grantee will forfeit the nonvested shares of Common Stock issued or transferred pursuant to this Restricted Stock Award, (ii) the Grantee will assign and transfer the certificates evidencing ownership of such nonvested shares to the Company, (iii) all interest of the Grantee in such nonvested shares shall terminate, and
         (iv) the Grantee shall cease to be shareholder with respect to such nonvested shares.

b. Any attempted sale, assignment, transfer, pledge, or other disposition of the nonvested shares of Common Stock issued or transferred pursuant to this Restricted Stock Award in violation of the condition in Section 4.b, whether voluntary of involuntary, shall be ineffective and the Company shall not be required to transfer the nonvested shares.

c. Any attempted exercise of dissenter's rights in violation of the condition in Section 4.c shall be ineffective and the Company may disregard any purported notice of exercise of dissenter's rights by the Grantee during the Period of Restriction with respect to the nonvested shares of Common Stock issued or transferred pursuant to this Restricted Stock Award.

        Section 6. Lapse of Restrictions. At the end of the Period of Restriction, if the condition specified in Section 4.a has been satisfied during the Period of Restriction, all restrictions shall terminate, and the Grantee shall be entitled to exchange the certificates containing the legend prescribed in Section 7 for certificates without the legend, provided, that if the Grantee has attempted to violate the condition specified in Section 4.b, the Company shall have no obligation to deliver unlegended certificates to anyone other than the Grantee. However, in the event of an attempted violation of the condition specified in Section 4.b, the Company shall be entitled to withhold delivery of any of the certificates if, and for so long as, in the judgment of the Company's counsel, the Company would incur a risk of liability to any party whom such shares were purported to be sold, transferred, pledged, or otherwise disposed.

        Section 7. Legend on Certificates. Each certificate evidencing ownership of shares of Common Stock issued or transferred pursuant to this Restricted Stock Award during the Period of Restriction shall bear the following legend on the back side of the certificate:

             "These shares have been issued or transferred subject to a Restricted Stock Award Agreement and are subject to substantial restrictions, including but no limited to, a prohibition against transfer, either voluntary or involuntary, a waiver of any appraisal rights, and a provision requiring transfer of these shares to Duke Energy Corporation (the "Company") without any payment in the event of termination of the employment of the registered owner, all as more particularly set forth in a Restricted Stock Award Agreement, a copy of which is on file with the Company."

Pursuant to Section 8.4 of the Plan, the Company shall hold the shares of Common Stock issued or transferred pursuant to this Restricted Stock Award in escrow during the Period of Restriction.

        Section 8. Specific Performance of the Grantee's C.oven0'ts. By accepting this Restricted Stock Award and the issuance and delivery of the shares of Common Stock pursuant to this Restricted Stock Award, the Grantee acknowledges that the Company does not have an adequate remedy in damages for the breach by the Grantee of the conditions and covenants set forth in this Restricted Stock Award Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Grantee issued by any court having jurisdiction.

        Section 9. Employment with the Company. Nothing in this Agreement or in the Plan shall confer upon the Grantee the right to continued employment with the Company.
                                        3

        Section 10. Section 83(b) Election. If the Grantee makes an election pursuant to Section 83(b) of the Internal Revenue Code, the Grantee shall promptly file a copy of such election with the Company.

         Section 11. Withholding Tax. Before a certificate for shares of Common Stock is issued or delivered pursuant to this Restricted Stock Award or, if the Grantee makes the election permitted by Section 83(b) of the Internal Revenue Code, the Company may, by notice to the Grantee, require that the Grantee pay to the Company the amount of federal, state, or local taxes, if any, required by law to be withheld. The Company may satisfy the withholding requirement in whole or in part, by withholding shares of Common Stock having a fair market value equal to the withholding tax.

        Section 12. Notices 07d Payments. Any notice to be given by the Grantee under this Agreement shall be in writing and shall be deemed to have been given only upon receipt by the Secretary of the Company at 422 South Church Street, Charlotte, North Carolina 28202, or at such address as may be communicated in writing to the Grantee from time to time. Any notice or communication by the Company to the Grantee under this Agreement shall be in writing and shall be deemed to have been given if mailed or delivered to the Grantee at the address listed in the records of the Company or at such address as specified in writing to the Company by the Grantee.

        Section 13. Waiver. The waiver by the Company of any provision of this Agreement shall not operate as, or be construed to be, a waiver of the same or any other provision of this Agreement at any subsequent time for any other purpose.

        Section 14. Termination or Modification of Restricted Stock Award. This Restricted Stock Award shall be irrevocable except that the Company shall have the right under Article 19 of the Plan to revoke this Agreement at any time during the Period of Restriction if it is contrary to law or modify this Restricted Stock Award to bring it into compliance with any valid and mandatory law or government regulation. In the event of revocation of this Agreement pursuant to the foregoing, the Company may give notice to the Grantee that the nonvested shares of Common Stock are to be assigned, transferred, and delivered to the Company as though the Grantee's employment with the Company terminated on the date of the notice.

         Section 15. Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed as part of, or germane to, the interpretation or construction of this Agreement.

        Section 16. Determination by Committee. Determinations by the Committee shall be final and conclusive with respect to the interpretation of the Plan and this Agreement.

        Section 17. Governing Law. The validity and construction of this Agreement shall be governed by the laws of the state of North Carolina.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and granted in Charlotte, North Carolina, to be effective as of January 2, 1998.

ATTEST:

/s/ Phyllis T. Simpson                       By: /s/ Richard B. Priory
--------------------------                       ---------------------------
   Assistant Secretary                            Chairman and Chief Executive
                                                           Officer


                      Acceptance of Restricted Stock Award

        The undersigned Grantee accepts this Restricted Stock Award and the three thousand (3,000) shares of Common Stock issued or transferred under this Agreement and agrees to be bound by the provisions of this Agreement, including but not limited to the agreements and covenants of the Grantee expressed in
Section 4.

        Dated this 13 day of January, 1998.

                                            /s/ Richard W. Blackburn
                                            ------------------------------
                                            Richard W. Blackburn
                                            Grantee

                                       5